Exhibit 10.3

MANAGEMENT FEE AGREEMENT
This MANAGEMENT FEE AGREEMENT (the “Agreement”) is dated as of February 5, 2016 and is among Project Aurora Parent, Inc., a Delaware corporation (together with its permitted assigns, “Parent”), SolarWinds Intermediate Holdings II, Inc., a Delaware corporation (“US Midco II”), SolarWinds Intermediate Holdings I, Inc., a Delaware corporation (“US Midco”), SolarWinds Holdings, Inc., a Delaware corporation (“Holdings”), SolarWinds MSP Holdings Limited, a private limited company incorporated in England and Wales (“Foreign Parent I”), SolarWinds International Holdings, Ltd., an exempted company with limited liability organized under the laws of the Cayman Islands (“Foreign Parent II”), SolarWinds, Inc., a Delaware corporation (“SWI”, and collectively with Parent, US Midco II, US Midco, Holdings, Foreign Parent I and Foreign Parent II, the “Companies”), Silver Lake Management Company IV, L.L.C., a Delaware limited liability company (“SLMC”), Thoma Bravo, LLC, a Delaware limited liability company (“TBMC”), and Thoma Bravo Partners XI, L.P., a Delaware limited partnership (“TBPXIMC” and together with SLMC and TBMC, collectively, the “Managers”).
BACKGROUND
1.    Parent, an affiliate of the Managers, is the indirect parent of Holdings and Project Aurora Merger Corp., a Delaware corporation (“Merger Sub”).
2.    Holdings and Merger Sub entered into an Agreement and Plan of Merger, dated as of October 21, 2015 (as may be amended, supplemented or modified, the “Merger Agreement”), among Holdings, Merger Sub and SWI.
3.    In accordance with the Merger Agreement, Merger Sub, an indirect subsidiary of Holdings, will merge with and into SWI (the “Merger”), with SWI surviving the Merger as an indirect subsidiary of Holdings and an indirect subsidiary of Parent.
4.    In connection with the Merger, Holdings will undertake a restructuring of SWI, with each of Foreign Parent I and Foreign Parent II becoming a wholly-owned subsidiary of Holdings.
5.    The Managers have expertise in the areas of finance, strategy, investment, acquisitions and other matters relating to the Companies, their subsidiaries and their business and have facilitated the Merger and certain other related transactions (collectively, the “Transactions”) through their provision of financial and structural analysis, due diligence investigations, other advice and negotiation assistance with all relevant parties to the Transactions. The Managers have also provided advice and negotiation assistance with relevant parties in connection with the financing of the Transactions as contemplated by the Merger Agreement.
6.    The Companies desire to avail themselves, for the Term (as defined below) of this Agreement, of the Managers’ expertise in providing financial and structural analysis, due diligence investigations, corporate strategy, other advice and negotiation assistance, which the Companies believe will be beneficial to them, and the Managers desire to provide the services to the Companies as set forth in this Agreement in consideration of the payment of the fees described below.
7.    The rendering by the Managers of the services described in this Agreement has been made and will be made on the basis that the Companies will pay, or cause to be paid, the fees described below.
In consideration of the premises and agreements contained herein and of other good and valuable consideration, the sufficiency of which are hereby acknowledged, the parties agree as follows:
AGREEMENT
SECTION 1.    Appointment. The Companies hereby engage the Managers to render the Services (as defined in Section 2(a)) on the terms and subject to the conditions of this Agreement.
SECTION 2.    Services .
(a)    Each Manager hereby severally as to itself only, and not jointly, agrees that until the expiration of the Term or the earlier termination of its obligations under this Section 2 pursuant to Section 3(d) or Section 7 hereof, it will render to the Companies or any of their subsidiaries, by and through itself and its affiliates and such of their respective officers, employees, representatives, agents and third parties as such Manager in its sole discretion may designate from time to time, monitoring, advisory and consulting services in relation to the affairs of the Companies and their subsidiaries, as and to the extent requested by the Companies, in each case as the Companies or their respective boards of directors (or similar governing bodies) shall reasonably and specifically request, including, without limitation, (i) advice regarding the structure, distribution and timing of private or public debt or equity offerings and advice regarding relationships with the Companies’ and their subsidiaries’ lenders and bankers, including in relation to the selection, retention and supervision of independent auditors, outside legal counsel, investment bankers or other financial advisors or consultants, (ii) advice regarding the strategy of the Companies and their subsidiaries, (iii) advice regarding the structuring and implementation of equity participation plans, employee benefit plans and other incentive arrangements for certain key executives of the Companies, (iv) general advice regarding dispositions and/or acquisitions, (v) advice regarding the business of the Companies and their subsidiaries and (vi) such other advice directly related or ancillary to the above services as may be reasonably requested by the Companies (collectively, the “Services”).
(b)    Each Manager shall perform all services to be provided hereunder as an independent contractor to each of the Companies and not as partner, fiduciary, employee, agent, joint venturer or representative of any of the Companies.
(c)    Any advice or opinions provided by a particular Manager may not be disclosed or referred to by the Companies publicly or to any third party (other than to the stockholders of the Companies and their respective legal, tax, financial or other advisors and to the legal, tax, financial or other advisors of the Companies or their subsidiaries that are acting on behalf of the

Companies or their subsidiaries and are bound by obligations of confidentiality to the Companies or their subsidiaries), except upon the prior written consent of such Manager.
(d)    The Companies hereby grant each Manager and each Manager’s affiliates a non-exclusive license to use the Companies’ trademarks and logos in connection with describing such Manager’s (or its affiliates’) relationship with the Companies.
SECTION 3.    Management and Other Fees.
(a)    In consideration of the Services being rendered by the Managers, the Companies will pay, or will cause to be paid, subject to Section 3(f), to the Managers an aggregate annual non-refundable and irrevocable management fee (the “Management Fee”) of $10,000,000, that will accrue quarterly and be payable to the Managers in equal quarterly installments of $2,500,000 in arrears at the end of each calendar quarter, subject to adjustment from time to time as set forth below. The initial Management Fee shall be pro rated to reflect the portion of the current calendar year which has elapsed prior to the Closing Date. The Management Fee shall be payable regardless of the level of Services provided during any fiscal quarter and shall not be refundable under any circumstances.
(b)    In consideration of the Services being rendered by the Managers in connection with the consummation of any financing or refinancing (equity or debt), dividend, recapitalization, acquisition (including the acquisition of intellectual property assets), disposition or spin-off or split-off transactions involving the Companies or any of their direct or indirect subsidiaries (however structured), the Companies will pay, or cause to the paid, subject to Section 3(f), upon the mutual request of the Managers a customary management fee (the “Subsequent Management Fee”) not to exceed three percent (3%) of the aggregate size of such transaction.
(c)    In the event the Companies or any of their subsidiaries enters into and consummates a business combination transaction with another entity, the Companies and the Managers will mutually agree, following good faith negotiations, on an appropriate increase in the Management Fee as warranted by the increase in the consolidated size of the Companies resulting from such business combination transaction. Such increase in the Management Fee for the quarter in which such business transaction was consummated will be pro rated on the basis of the number of calendar days elapsed in the then applicable quarter in which such transaction is consummated.
(d)    To the extent the Companies cannot pay, or cause to be paid, the Management Fee or any Subsequent Management Fee for any reason, including by reason of any prohibition on such payment pursuant to any applicable law or the terms of any agreement or indenture governing indebtedness of the Companies or their subsidiaries, the payment by the Companies or any of their subsidiaries to the Managers of the accrued and payable Management Fee or Subsequent Management Fee, as applicable, will be deferred and will be payable immediately on the earlier of (i) the first date on which the payment of such deferred Management Fee or Subsequent Management Fee is no longer prohibited under any such law, agreement or indenture applicable to the Companies and the Companies or their subsidiaries, as applicable, are otherwise able to make such payment, or cause such payment to be made and (ii) total or partial liquidation, dissolution or winding up of each of the Companies. Notwithstanding anything to the contrary herein, under any applicable law or under any contract applicable to the Companies or their subsidiaries, any forbearance of collection of the Management Fee or Subsequent Management Fee, as applicable, by the Managers shall not be deemed to be a subordination of such payments to any other person, entity or creditor of the Companies or their subsidiaries. Any such forbearance shall be at Managers’, acting together, sole option and discretion. Any installment of the Management Fee or Subsequent Management Fee, as applicable, not paid on the scheduled due date will bear interest payable at the time such late payment is made, at an annual rate of 10% compounded quarterly, from the due date until paid.
(e)    Notwithstanding anything to the contrary contained in this Agreement, unless the Managers, acting together, elect otherwise, in their sole discretion by the delivery of written notice to the Companies, in connection with the consummation of an initial public offering of any of the Companies (or another entity formed for such purpose) (an “IPO”), the Managers shall receive any remaining accrued and unpaid Management Fees or Subsequent Management Fees (including any accrued and unpaid installment payments thereof) payable by the Companies under this Agreement. In connection with the consummation of the IPO, the Companies shall pay, subject to Section 3(f), any accrued and unpaid Management Fees or Subsequent Management Fees (including any accrued and unpaid installment payments thereof) to the Managers (or their respective designees) which payment shall not be refundable under any circumstances and the Term shall end.
(f)    Each payment made pursuant to this Section 3 will be paid by wire transfer of immediately available funds to the accounts specified on Schedule I hereto, or to such other account(s) as the respective Manager may specify to the Companies in writing prior to such payment. Each payment made pursuant to this Section 3 shall be allocated among the Managers as follows: (i) SLMC will be entitled to 50.0%, (ii) TBMC will be entitled to 40.73% and (iii) TBPXIMC will be entitled to 9.27% (collectively the “Initial Percentages”).
SECTION 4.    Reimbursements. In addition to the amounts payable pursuant to this Agreement, the Companies will pay, or cause to be paid, directly, or reimburse each Manager and each of its affiliates for, their respective commercially reasonable Out-of-Pocket Expenses (as defined below). For the purposes of this Agreement, the term “Out-of-Pocket Expenses” means, without duplication, the out-of-pocket costs and expenses incurred by such Manager and its affiliates, whether incurred on, prior to or after the date hereof, in connection with (a) undertaking financial and structural analysis, due diligence investigations, corporate strategy and other advice and negotiation assistance necessary or desirable in order to enable the Transactions to be consummated (collectively the “Transaction Services”) and the Services or other services provided by them under this Agreement (including prior to the Closing (as defined in the Merger Agreement)), (b) in order to make Securities and Exchange Commission and other legally required filings relating to the ownership, directly or indirectly, of equity interests of the Companies, their controlling persons or their subsidiaries by such Manager or its affiliates, or (c) otherwise reasonably incurred by such Manager or its affiliates from time to time in the future in connection with the ownership or subsequent sale or transfer by such Manager or its affiliates of capital stock of the Companies, their controlling persons or its subsidiaries, including, in each case, without limitation, (i) fees and disbursements of any independent professionals and organizations, including independent accountants, outside legal counsel or consultants, retained by such Manager or any of its affiliates in connection with the Transaction Services or the Services, (ii) costs of any outside services or independent contractors such as financial printers, couriers, business publications, on-line financial services or similar services, retained or used by such Manager or any of its affiliates for the benefit of the Companies, (iii) transportation, lodging, per diem costs, word processing expenses or any similar expense not associated with such Manager’s or its affiliates’ ordinary operations, (iv) fees and expenses incurred in attending Companies-related meetings and (v) tax compliance fees and expenses; provided that Out-of-Pocket Expenses shall not include sub-advisory fees or similar fees. All payments or reimbursements for Out-of-Pocket Expenses will be made by wire transfer in same-day funds to the accounts specified on Schedule I hereto, or to such other account(s) as the respective Manager may specify to the Companies in writing prior to such payment promptly upon or as soon as practicable following request for payment or reimbursement in accordance with this Agreement and the Companies’ standard policy for reimbursement of expenses as it relates to the timing and documentation of such reimbursement, to the bank account indicated to the Companies by the relevant payee.
SECTION 5.    Indemnification.
(a)    To the extent permissible under applicable law, the Companies will, and will cause their Controlled Entities (as defined below) to, indemnify and hold harmless each Manager and its former, current and future direct or indirect equityholders, controlling persons, stockholders, directors, officers, employees, agents, affiliates (including Silver Lake Partners IV, L.P. with respect to SLMC and Thoma Bravo Fund XI, L.P. with respect to TBMC and TBPXIMC), members, managers, general or limited partners or assignees (each a “Related Party”) or any Related Party of any Related Party (each such person being an “Indemnified Party”) from and against any and all actions, suits, investigations, losses, claims, damages, liabilities and expenses (including amounts paid in satisfaction of judgments, in compromises and settlements, as fines and penalties and legal or other costs and reasonable expenses of investigating or defending against any claim or alleged claim), including in connection with seeking indemnification, whether joint or several, related to, arising out of or in connection with the performance of the Transaction Services, the Services or other services contemplated by this Agreement or the engagement of such Manager pursuant to, and the performance by such Manager of the Transaction Services, Services or other services contemplated by, this Agreement, whether or not pending or threatened, whether or not an Indemnified Party is a party, whether or not resulting in any liability and whether or not such action, claim, suit, investigation or proceeding is initiated or brought by the Companies or any of their respective subsidiaries (the “Liabilities”); provided that if and to the extent that the foregoing undertaking may be unavailable or unenforceable for any reason, the Companies hereby agree to make, and/or cause their Controlled Entities to make, the maximum contribution to the payment and satisfaction of each of the indemnified Liabilities which is permissible under applicable law. The Companies will, and/or cause their Controlled Entities to, reimburse any Indemnified Party for all reasonable costs and expenses (including reasonable attorneys’ fees and expenses and any other litigation-related expenses) as they are incurred in connection with investigating, preparing, pursuing, defending or assisting in the defense of any action, claim, suit, investigation or proceeding for which the Indemnified Party would be entitled to indemnification under the terms of the previous sentence, or any action or proceeding arising therefrom, whether or not such Indemnified Party is a party thereto, subject to an undertaking that the Indemnified Party will return any such reimbursement to the Companies, or the applicable Controlled Entities, if it is determined by a court, in a final judgment from which no appeal may be taken, that such Indemnified Party is not entitled to indemnification. The Companies agree that they will not, and will cause their Controlled Entities not to, without the prior written consent of the Indemnified Party, settle, compromise or consent to the entry of any judgment in any pending or threatened claim, action or proceeding relating to the matters contemplated hereby (if any Indemnified Party is a party thereto or has been threatened to be made a party thereto) unless such settlement, compromise or consent includes an unconditional release of the Indemnified Party from all liability, without future obligation or prohibition on the part of the Indemnified Party, arising or that may arise out of such claim, action or proceeding, and does not contain an admission of guilt or liability on the part of the Indemnified Party. The Companies will not be liable under the foregoing indemnification provision with respect to any particular loss, claim, damage, liability, cost or expense of an Indemnified Party that is determined by a court, in a final judgment from which no further appeal may be taken, to have resulted from the gross negligence, willful misconduct, bad faith or fraud of such Indemnified Party or as otherwise provided under applicable law. The attorneys’ fees and other expenses of an Indemnified Party shall be paid by the Companies or by their Controlled Entities as they are incurred upon receipt, in each case, of an undertaking by or on behalf of the Indemnified Party to repay such amounts if it is finally judicially determined that the Liabilities in question resulted from the gross negligence, willful misconduct, bad faith or fraud of such Indemnified Party or the Indemnified Party is otherwise not entitled to indemnification. For the avoidance of doubt, in no event shall the Companies or any of their respective subsidiaries have any liability to any Indemnified Party for any Liabilities arising from any failure to agree to any conditions, restrictions, obligations or requirements in connection with applicable antitrust laws, except to the extent such failure arises in connection with a transaction in which the Companies or any of their respective subsidiaries are party.
(b)    The Companies acknowledge and agree that the Companies shall, and to the extent applicable shall cause the Controlled Entities to, be fully and primarily responsible for the payment to the Indemnified Parties in respect of Liabilities in connection with any Jointly Indemnifiable Claims (as defined below), pursuant to and in accordance with (as applicable) the terms of (i) General Corporation Law of the State of Delaware, (ii) this Agreement, (iii) any other agreement between the Companies or any Controlled Entity and the Indemnified Parties pursuant to which the Indemnified Parties are indemnified, (iv) the laws of the jurisdiction of incorporation or organization of any Controlled Entity and/or (v) the certificate of incorporation, certificate of organization, bylaws, partnership agreement, operating agreement, certificate of formation, certificate of limited partnership or other organizational or governing documents of any Controlled Entity ((i) through (vi) collectively, the “Indemnification Sources”), irrespective of any right of recovery the Indemnified Parties may have from any corporation, limited liability company, partnership, joint venture, trust, employee benefit plan or other enterprise (other than the Companies, any Controlled Entity or the insurer under and pursuant to an insurance policy of the Companies or any Controlled Entity) from whom an Indemnified Party may be entitled to indemnification with respect to which, in whole or in part, the Companies or any Controlled Entity may also have an indemnification obligation (collectively, the “Indemnified Party-Related Entities”). The Companies waive, relinquish and release all Indemnified Party-Related Entities from any and all claims against the Indemnified Party-Related Entities for contribution, subrogation or any other recovery and under no circumstance shall the Companies or any Controlled Entity be entitled to any right of subrogation or contribution by the Indemnified Party-Related Entities and no right of advancement or recovery the Indemnified Party may have from the Indemnified Party-Related Entities shall reduce or otherwise alter the rights of the Indemnified Party or the obligations of the Companies or any Controlled Entity under the Indemnification Sources. In the event that any of the Indemnified Party-Related Entities shall make any payment to the Indemnified Party in respect of indemnification with respect to any Jointly Indemnifiable Claim, (x) the Companies shall, and to the extent applicable shall cause the Controlled Entities to, reimburse the Indemnified Party-Related Entity making such payment to the extent of such payment promptly upon written demand from such Indemnified Party-Related Entity, (y) to the extent not previously and fully reimbursed by the Companies and/or any Controlled Entity pursuant to clause (x), the Indemnified Party-Related Entity making such payment shall be subrogated to the extent of the outstanding balance of such payment to all of the rights of recovery of the Indemnified Party against the Companies and/or any Controlled Entity, as applicable, and (z) the Indemnified Party shall execute all papers reasonably required and shall do all things that may be reasonably necessary to secure such rights, including the execution of such documents as may be necessary to enable the Indemnified Party-Related Entities effectively to bring suit to enforce such rights. The Companies and each Indemnified Party agree that each of the Indemnified Party-Related Entities shall be third-party beneficiaries with respect to this Section 5(b) entitled to enforce this Section 5(b) as though each such Indemnified Party-Related Entity were a party to this Agreement. The Companies shall cause each of the Controlled Entities to perform the terms and obligations of this paragraph as though each such Controlled Entity was a party to this Agreement.
(c)    For purposes of this Agreement, the term (i) “Jointly Indemnifiable Claims” shall be broadly construed and shall include, without limitation, any Liabilities for which the Indemnified Party shall be entitled to indemnification from both (1) the Companies and/or any Controlled Entity pursuant to the Indemnification Sources, on the one hand, and (2) any Indemnified Party-Related Entity pursuant to any other agreement between any Indemnified Party-Related Entity and the Indemnified Party pursuant to which the Indemnified Party is indemnified, the laws of the jurisdiction of incorporation or organization of any Indemnified Party-Related Entity and/or the certificate of incorporation, certificate of organization, bylaws, partnership agreement, limited liability company or operating agreement, certificate of formation, certificate of limited partnership or other organizational or governing documents of any Indemnified Party-Related Entity, on the other hand, and (ii) the term “Controlled Entity” shall mean any other corporation, limited liability company, partnership, joint venture, trust, employee benefit plan or other enterprise controlled by the Companies.
(d)    The rights of an Indemnified Party to indemnification hereunder will be in addition to any other rights and remedies any such person may have under any other agreement or instrument to which each Indemnified Party is or becomes a party or is or otherwise becomes a beneficiary or under any law or regulation.
SECTION 6.    Accuracy of Information. The Companies shall furnish or cause to be furnished to each Manager such information as such Manager believes reasonably appropriate to render the Services and other services contemplated by this Agreement and to comply with the Securities and Exchange Commission or other legal requirements relating to the beneficial ownership, directly or indirectly, by such Manager or its respective affiliates and their respective members, officers and employees of equity securities of the Companies or any controlling person or subsidiary thereof (all such information so furnished, the “Information”). The Companies recognize and confirm that each Manager and its affiliates (a) will use and rely primarily on the Information and on information available from generally recognized public sources in performing the Services and other services contemplated by this Agreement without having independently verified the same, (b) do not assume responsibility for the accuracy or completeness of the Information and such other information and (c) are entitled to rely upon the Information without independent verification.
SECTION 7.    Term. This Agreement will become effective as of the Closing and (except as otherwise provided herein) will continue until the seventh anniversary of the date hereof, provided that thereafter the Agreement shall automatically extend for one year periods unless otherwise agreed by each of the parties hereto (the “Term”). Notwithstanding the foregoing, the Managers, acting together, may end the Term at any time by providing at least thirty (30) days advance written notice to the Companies. In the event of willful misconduct, bad faith, gross negligence or fraud by a Manager or their affiliates (a “Defaulting Manager”) in the course of performing the Services or other services which the Companies and such Manager agree will be provided under the Agreement, the Companies may end the Term with respect such Defaulting Manager, provided that the Term shall not expire with respect to the Managers which are not a Defaulting Manager and, notwithstanding anything to the contrary herein, thereafter such non-Defaulting Managers shall, proportionately based on their relative Initial Percentages, in the aggregate be entitled to 100% of any Management Fee (including as modified or adjusted pursuant to Section 3(c)) or Subsequent Management Fee. Notwithstanding anything to the contrary set forth herein, (x) the expiration of the Term will not affect the obligations of the Companies to pay, or cause to be paid, any amounts accrued but not yet paid as of the date of such expiration and (y) the provisions of Sections 3(d), 3(f), 4, 5, 6, 7, 8 and 9 hereof will survive the expiration of the Term or any other termination of this Agreement. The Management Fee and any Subsequent Management Fee, if any, will be pro rated with respect to the calendar quarter in which the Term expires or in which the Agreement is terminated.
SECTION 8.    Disclaimer, Release and Limitation of Liability.
(a)    Disclaimer; Standard of Care. None of the Managers nor any of their affiliates makes any representation or warranty, express or implied, in respect of the Services to be provided hereunder. In no event shall any Manager or any Indemnified Party be liable to the Companies or any of their affiliates for any act, alleged act, omission or alleged omission that does not constitute willful misconduct, bad faith, gross negligence or fraud of such Manager or any Indemnified Party as determined by a final, non-appealable determination of a court of competent jurisdiction.
(b)    Freedom to Pursue Opportunities. In recognition that (i) the Managers and their affiliates (other than the Companies and their subsidiaries) performing the Services or other services under this Agreement (each of the Managers and each such affiliate collectively, the “Manager Group”) currently have, and will in the future have or will consider acquiring, investments in numerous companies with respect to which a member of the Manager Group may serve as an advisor, a director or in some other capacity, (ii) in recognition that members of the Manager Group have myriad duties to various investors and partners and in anticipation that the Companies, on the one hand, and the members of the Manager Group (or one or more of their respective affiliates, associated investment funds or portfolio companies), on the other hand, may engage in the same or similar activities or lines of business and have an interest in the same areas of corporate opportunities, (iii) in recognition of the benefits to be derived by the Companies hereunder, and (iv) in recognition of the difficulties which may confront any advisor who desires and endeavors fully to satisfy such advisor’s duties in determining the full scope of such duties in any particular situation, the provisions of this Section 8(b) are set forth to regulate, define and guide the conduct of certain affairs of the Companies as they may involve the Managers. Except as the Managers may otherwise agree in writing after the date hereof:
(i)    Each member of the Manager Group (including each of their associated investment funds and portfolio companies) shall have the right: (A) to directly or indirectly engage in any business (including, without limitation, any business activities or lines of business that are the same as or similar to those pursued by, or competitive with, the Companies and their subsidiaries); (B) to directly or indirectly do business with any client or customer of the Companies and their subsidiaries; (C) to take any other action that such Manager believes in good faith is necessary to or appropriate to fulfill its obligations as described in the first sentence of this Section 8(b); and (D) not to present potential transactions, matters or business opportunities to the Companies or any of their subsidiaries, and to pursue, directly or indirectly, any such opportunity for themselves, and to direct any such opportunity to another person (other than any such potential transaction, matter or business opportunity that is expressly offered or presented to a member of the Manager Group primarily because of such party’s relationship to the Companies).
(ii)    Except as specified in Section 8(b)(i) hereof, no member of the Manager Group shall have any duty (contractual or otherwise) to communicate or present any corporate opportunities to the Companies or any of their affiliates or to refrain from any actions specified in Section 8(b)(i) hereof, and the Companies, on their own behalf and on behalf of their affiliates, hereby irrevocably waives any right to require the Managers or any of their affiliates to act in a manner inconsistent with the provisions of this Section 8(b).
(iii)    No member of the Manager Group shall be liable to the Companies or any of their affiliates for breach of any duty (contractual or otherwise), other than the obligation to act in accordance with the implied covenant of good faith and fair dealing, by reason of any activities or omissions of the types referred to in this Section 8(b) or of any such person’s participation therein.
(c)    Release. The Companies, on behalf of themselves and that of their Controlled Entities, hereby irrevocably and unconditionally release and forever discharge each Manager and each other Indemnified Party from any and all liabilities, claims and causes of action related to or arising out of or in connection with the Transactions, the Transaction Services, the Services or other services contemplated by this Agreement or the engagement of such Manager pursuant to, and the performance by such Manager of the Services or other services contemplated by, this Agreement that the Companies or any Controlled Entity may have suffered or incurred, or may claim to have suffered or incurred, on or after the date hereof, except with respect to any act or omission that constitutes willful misconduct, bad faith, gross negligence or fraud of such Managers or Indemnified Party as determined by a final, non-appealable determination of a court of competent jurisdiction. For avoidance of doubt, such release shall only apply to any acts or omissions of each Manager or any Indemnified Party occurring prior to the effectiveness of this Agreement.
(d)    Limitation of Liability. In no event will any Manager or any Indemnified Party be liable to the Companies or any of their affiliates (i) for any indirect, special, incidental or consequential damages, including, without limitation, lost profits or savings, whether or not such damages are foreseeable, or for any third-party claims (whether based in contract, tort or otherwise), related to or arising out of or in connection with the Transaction Services, the Services or other services contemplated by this Agreement or the engagement of such Manager pursuant to, and the performance by such Manager of the Services or other services contemplated by, this Agreement that the Companies may have suffered or incurred, or may claim to have suffered or incurred, on or after the date hereof, except with respect to any act or omission that constitutes gross negligence, willful misconduct, bad faith or fraud as determined by a final, non-appealable determination of a court of competent jurisdiction or (ii) for an amount in excess of the fees actually received by such Manager hereunder.
SECTION 9.    Miscellaneous.
(a)    No amendment or waiver of any provision of this Agreement, or consent to any departure by any party hereto from any such provision, will be effective unless it is in writing and signed by each of the parties hereto. Any amendment, waiver or consent will be effective only in the specific instance and for the specific purpose for which given. The waiver by any party of any breach of this Agreement will not operate as or be construed to be a waiver by such party of any subsequent breach.
(b)    Any notices or other communications required or permitted hereunder shall be made in writing and will be sufficiently given if delivered personally or sent by facsimile or e-mail, with confirmed receipt, or by overnight courier, addressed as follows or to such other address of which the parties may have given written notice:

if to the Managers:

c/o Silver Lake Partners 9 West 57th Street, 32nd Floor New York, New York 10019 Attention: Andrew Schader Facsimile: (212) 981-3566 Email: Andy.Schader@silverlake.com

and

c/o Thoma Bravo, LLC 600 Montgomery Street, 32nd Floor San Francisco, California 94111 Attention: Seth Boro; Robert Sayle Facsimile: (415) 392-6480 Email: sboro@thomabravo.com; rsayle@thomabravo.com with a copy (which shall not constitute notice) to:

Ropes & Gray LLP Prudential Tower 800 Boylston Street Boston, Massachusetts 02199 Attention: Alfred O. Rose Facsimile: (617) 235-0096 Email: alfred.rose@ropesgray.com

and

Kirkland & Ellis LLP 300 N. LaSalle Street Chicago, Illinois 60654 Attention: Gerald T. Nowak, P.C.; Corey D. Fox Facsimile: (312) 862-2200 Email: gnowak@kirkland.com; cfox@kirkland.com if to the Companies:

c/o SolarWinds, Inc. 7171 Southeast Parkway Building 400 Austin, Texas 78735 Attention: Jason Bliss, SVP, General Counsel Facsimile: (512) 682-9301 Email: generalcounsel@solarwinds.com
Unless otherwise specified herein, such notices or other communications will be deemed received (i) on the date delivered, if delivered personally or sent by facsimile with confirmed receipt, and (ii) one business day after being sent by overnight courier.
(c)    This Agreement and the agreements and documents referred to herein and other documents dated as of, or with effect as of, the date hereof related to the subject matter hereof constitute the entire agreement among the parties with respect to the subject matter hereof, and supersedes all previous oral and written (and all contemporaneous oral) negotiations, commitments, agreements and understandings relating hereto.

(d)    This Agreement will be governed by, and construed in accordance with, the laws of the State of New York, without giving effect to conflict of law rules or provisions (whether of the state of New York or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of New York.
(e)    Each party to this Agreement, by its execution hereof, (i) hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in New York County, New York, for the purpose of any action, claim, cause of action or suit (in contract, tort or otherwise), inquiry, proceeding or investigation arising out of or based upon this Agreement or relating to the subject matter hereof, (ii) hereby waives to the extent not prohibited by applicable law, and agrees not to assert, and agrees not to allow any of its subsidiaries to assert, by way of motion, as a defense or otherwise, in any such action, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that any such proceeding brought in one of the above-named courts is improper, or that this Agreement or the subject matter hereof or thereof may not be enforced in or by such court and (iii) hereby agrees not to commence or maintain any action, claim, cause of action or suit (in contract, tort or otherwise), inquiry, proceeding or investigation arising out of or based upon this Agreement or relating to the subject matter hereof or thereof other than before one of the above-named courts nor to make any motion or take any other action seeking or intending to cause the transfer or removal of any such action, claim, cause of action or suit (in contract, tort or otherwise), inquiry, proceeding or investigation to any court other than one of the above-named courts whether on the grounds of inconvenient forum or otherwise. Notwithstanding the foregoing, to the extent that any party hereto is or becomes a party in any litigation in connection with which it may assert indemnification rights set forth in this agreement, the court in which such litigation is being heard shall be deemed to be included in clause (i) above. Notwithstanding the foregoing, any party to this Agreement may commence and maintain an action to enforce a judgment of any of the above-named courts in any court of competent jurisdiction. Each party hereto hereby consents to service of process in any such proceeding in any manner permitted by New York law, and agrees that service of process by registered or certified mail, return receipt requested, at its address specified pursuant to Section 9(b) hereof is reasonably calculated to give actual notice.
(f)    Each of the parties hereby waives to the fullest extent permitted by applicable law any right it may have to a trial by jury with respect to any action, proceeding or counterclaim (whether based upon contract, tort or otherwise) directly or indirectly arising out of, under or in connection with this Agreement or the transactions contemplated hereby.
(g)    Neither this Agreement nor any of the rights or obligations hereunder may be assigned by the Companies or any Manager without the prior written consent of each of the Managers; provided, however, that each Manager may assign or transfer its duties or interests hereunder to any of its affiliates (other than any portfolio companies affiliated with such Manager) at the sole discretion of such Manager. Subject to the foregoing, the provisions of this Agreement will be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. Subject to the next sentence, no person or party other than the parties hereto and their respective successors or permitted assigns is intended to be a beneficiary of this Agreement. The parties acknowledge and agree that (i) each of the Indemnified Party Related Entities shall be third party beneficiaries with respect to Section 5 hereof and (ii) each of the Indemnified Parties shall be third-party beneficiaries with respect to Sections 5 and 8 hereof, in each case entitled to enforce such provisions as though each such Indemnified Party Related Entity or Indemnified Party, as applicable, were a party to this Agreement.
(h)    This Agreement may be executed by one or more parties to this Agreement on any number of separate counterparts (including by facsimile), and all of said counterparts taken together will be deemed to constitute one and the same instrument.
(i)    Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction will, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction will not invalidate or render unenforceable such provision in any other jurisdiction.
(j)    Each payment made, or cause to be made, by the Companies pursuant to this Agreement shall be paid by wire transfer of immediately available federal funds to the accounts specified on Schedule I hereto, or to such other account(s) as the respective Manager may specify to the Companies in writing prior to such payment.
[signature page follows]

IN WITNESS WHEREOF, the undersigned have executed, or have caused to be executed, this Management Fee Agreement as of the date first written above.

SILVER LAKE MANAGEMENT COMPANY IV, L.L.C.

By:	/s/ Kenneth Y. Hao
Name:	Kenneth Y. Hao
Title:	Managing Partner & Managing Director

[Management Fee Agreement]

THOMA BRAVO, LLC

By:	/s/ Seth Boro
Name:	Seth Boro
Title:	Authorized Signatory

THOMA BRAVO PARTNERS XI, L.P.

By:	Thoma Bravo, LLC
Its:	General Partner

By:	/s/ Seth Boro
Name:	Seth Boro
Title:	Authorized Signatory

[Management Fee Agreement]

PROJECT AURORA PARENT, INC.

By:	/s/ Jason W. Bliss
Name:	Jason W. Bliss
Title:	Vice President

SOLARWINDS INTERMEDIATE HOLDINGS II, INC.

By:	/s/ Jason W. Bliss
Name:	Jason W. Bliss
Title:	Vice President

SOLARWINDS INTERMEDIATE HOLDINGS I, INC.

By:	/s/ Jason W. Bliss
Name:	Jason W. Bliss
Title:	Vice President

SOLARWINDS HOLDINGS, INC.

By:	/s/ Jason W. Bliss
Name:	Jason W. Bliss
Title:	Vice President

SOLARWINDS MSP HOLDINGS LIMITED

By:	/s/ Jason W. Bliss
Name:	Jason W. Bliss
Title:	Director

SOLARWINDS INTERNATIONAL HOLDINGS, LTD.
By:	/s/ Jason W. Bliss
Name:	Jason W. Bliss
Title:	Director

[Management Fee Agreement]

SOLARWINDS, INC.

By:	/s/ Jason W. Bliss
Name:	Jason W. Bliss
Title:	Senior Vice President

[Management Fee Agreement]

Schedule 1
Wire Information
Silver Lake Management Company IV, L.L.C.:
Silicon Valley Bank
3003 Tasman Drive
Santa Clara, CA 95054
ABA Number: 121140399
Swift Code: SVBKUS6S
Account Number: 3300977735
Account Name: Silver Lake Management Company IV, L.L.C.
Thoma Bravo, LLC:
Bank Name:    JPMorgan Chase Bank
Address:     270 Park Ave, New York, NY 10017
ABA:    021-000-021(WIRES), 071-000-013 (CHECKS/ACH)
Account #    789691755
Account name:    Thoma Bravo, LLC
Thoma Bravo Partners XI, L.P.:
Bank Name:    JPMorgan Chase Bank
Address:     270 Park Ave, New York, NY 10017
ABA:    021-000-021(WIRES), 071-000-013 (CHECKS/ACH)
Account #    559641829
Account name:    Thoma Bravo Partners XI, LP